EXHIBIT 16

August 14, 2003

Securities and Exchange Commission
Washington, D.C. 20549

RE: Southern Software Group, Inc.
File No. 0-28931

Dear Sir or Madam:

We have read Item 4 of the Form 8-K of Secured Service, Inc. (formerly Southern Software Group, Inc.), dated August 14, 2003, and agree with the statements concerning our Firm contained therein.

Very truly yours,

/s/ Grant Thornton LLP